Exhibit 5.01

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

October 10, 2014

Board of Directors

Bank of the Carolinas Corporation

135 Boxwood Village Drive

Mocksville, North Carolina 27028

Ladies and Gentlemen:

We have acted as counsel to Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”), in connection with the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), to register 458,132,991 shares of the Company’s common stock, no par value per share (the “Stock”) consisting of shares of Stock (the “Selling Shareholder Shares”) that will be sold by selling shareholders of the Company (the “Selling Shareholders”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing North Carolina Business Corporation Act and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any Selling Shareholder Shares, the Registration Statement will have been declared effective under the Act, and the Selling Shareholder Shares will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Selling Shareholder Shares.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that the Selling Shareholder Shares to be sold by the Selling Shareholders pursuant to the Registration Statement and the prospectus are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with issuance and sale of the Selling Shareholder Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP